UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Crinetics Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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Crinetics Pharmaceuticals P.O. BOX 8016, CARY, NC 27512-9903 Crinetics Pharmaceuticals, Inc. Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 16, 2023 For Stockholders of record as of April 17, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting virtually, go to: www.proxydocs.com/CRNX To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/CRNX Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before June 6, 2023. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/CRNXTELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.comCrinetics Pharmaceuticals, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Friday, June 16, 2023 8:00 AM, Pacific Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/CRNX for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/CRNX SEE REVERSE FOR FULL AGENDA

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Crinetics Pharmaceuticals, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL THE DIRECTORS ON PROPOSAL 1, FOR ON PROPOSALS 2 AND 3, AND 1-YEAR ON PROPOSAL 4 THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL THE DIRECTORS ON PROPOSAL 1, FOR ON PROPOSALS 2 AND 3, AND 1-YEAR ON PROPOSAL 4 PROPOSAL 1. To elect three directors to serve as Class II directors for a three-year term to expire at the 2026 annual meeting of stockholders. 1.01 Caren Deardorf 1.02 Weston Nichols, Ph.D. 1.03 Stephanie S. Okey, M.S. 2. To consider and vote upon the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023. 3. To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers. 4. To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the Company's named executive officers should occur every one, two or three years. 5. To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

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